UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

EQUITY ONE NET INVEST INC.

OREGON

942 Windmere Drive NW Salem, OR 97304

Phone: 971-2731004, Website: www.equity-one.net

8742 (Primary Standard Industrial Classification Code Number)

32-0467879 (I.R.S. Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the offering circular format described in Part II of Form 1-A.

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PRELIMINARY OFFERING CIRCULAR

Form 1-A

Equity One Net Invest Incorporated

942 Windmere Drive NW Salem, OR 97304

Phone: 971-2731004, Website: www.equity-one.net

Best Efforts Offering of

2,000,000 Shares of Common Stock at $1.00 per Share

	Price to Public	Underwriting discount and commissions	Proceeds to issuer	Proceeds to other persons

Per Share	$ 1.00	$ 0.15	$ 0.85	None

Total Minimum	$ 100.00	$ 15.00	$ 85.00	None

Total Maximum	$ 2,000,000.00	$ 300,000.00	$ 1,700,000	None

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. See " Risk Factors " BEGINNING ON page 3 of this OFFERING Circular.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission and the relevant state regulators, as necessary. This offering will close upon the earlier of (1) the sale of the maximum number of shares of common stock offered hereby, (2) one year from the date this offering begins, or (3) a date prior to one year from the date this offering begins that is so determined by our Board of Directors. The Shares are being offered on a " best efforts " basis and the Company does not anticipate paying fees or commissions.

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DATE OF OFFERING CIRCULAR: December 14, 2016

HERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE " SECURITIES ACT " ), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE COMPANY IS FOLLOWING THE " OFFERING CIRCULAR " FORMAT

OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFIED.

NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF. INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

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NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE

MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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TABLE OF CONTENTS

ABOUT THIS OFFERING CIRCULAR	1

SUMMARY INFORMATION	1

RISK FACTORS	3

PLAN OF DISTRIBUTION	13

USE OF PROCEEDS TO ISSUER	14

DESCRIPTION OF BUSINESS	15

DESCRIPTION OF PROPERTY	17

MANAGEMENT ´ S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	17

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	20

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	21

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS	22

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	22

SECURITIES BEING OFFERED	23

INDEX TO FINANCIAL STATEMENTS	F-1

INDEX TO EXHIBITS	I-1

SIGNATURES	S-1

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ABOUT THIS OFFERING CIRCULAR

This Offering Circular describes the offer and sale by us of shares of our common stock pursuant to the exemption from registration provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder.

This Offering Circular speaks only as of the date hereof.

We will amend this Offering Circular whenever the information it contains has become false or misleading in light of existing circumstances and for other purposes, such as to disclose material developments related to the securities offered hereby, to update required financial statements or if there has been a fundamental change in the information initially presented. We will file an amended Offering Circular as part of an amendment to our Form 1-A, which we will file with the SEC, state regulators or other appropriate regulatory bodies. Our shares of common stock are not available for offer and sale to residents of every state.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

This Offering Circular, together with Financial Statements, consists of total of approximately 35 pages.

Cautionary Statement Concerning Forward-Looking Statements

All statements other than statements of historical facts included in this Offering Circular are forward-looking statements. In addition, the words " anticipate " , " believe " , " estimate " , " expect " , and similar expressions as they relate to Equity One Net Invest or its management are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Additional important factors that could cause actual results to differ materially from our expectations are disclosed under " Risk Factors " , which begins on page 3, and elsewhere in this Offering Circular.

SUMMARY INFORMATION

IMPORTANT NOTICE TO INVESTORS

The following summary highlights information contained elsewhere in this Offering Circular relating to the offering herein (the " Offering " ). This summary is not complete and does not contain all of the information that you should consider before investing in shares of common stock. You should carefully read the entire Offering Circular; especially the section concerning the risks associated with the investment in common stock, discussed under " Risk Factors " .

Unless we state otherwise the terms " we " , " us " , " our " , " Company " , " Equity One Net Invest " , " management " , or similar terms collectively refer to Equity One Net Invest Inc., an Oregon corporation.

Some of the statements in this Offering Circular are forward-looking statements. See " About this Offering Circular - Cautionary Statement Concerning Forward-Looking Statements.

THE COMPANY AND BUSINESS SUMMARY

The Company has been in the start-up stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company has never commenced any operational activities. The Company was incorporated on June 19, 2014 in the state of Oregon. The Company is engaged primarily in the advisory business as well as other businesses that are generally tied to the consulting business.

We are a business advisory firm dedicated to helping companies protect and enhance their enterprise value in an increasingly complex legal, regulatory and economic environment throughout.

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We do not and will not provide any regulated services. Our business advisory practice resolves complex business issues and enhances client enterprise value through a suite of services including capital advisory, transaction advisory, operational improvement, restructuring and turnaround, valuation, and dispute advisory. The services will be provided to businesses of various sizes, as well as individuals, governmental entities and not-for-profit enterprises throughout the United States and parts of Canada.

We operate through the following segments:

-Corporate Finance; and

-Strategic Communications.

THE OFFERING

Securities offered by Equity One Net Invest Inc.

2,000,000 no par value shares of our common stock (the " Shares " or the " Securities " )

Offering price per unit

Fixed price of $1.00 per Share for the duration of the Offering. The minimum investment is $100 for 100 Shares. Fractional shares will not be issued. Only round lots of 100 shares will be sold.

Number of Shares outstanding before the offering

As of July 25, 2016, 3,000,000 Shares are currently issued and outstanding.

Minimum number of Shares to be sold in this offering

None. The minimum investment is $100. Only even lots of 100 shares shall be sold.

Market for these securities

There is presently no public market for these Securities.

Use of proceeds

We intend that the proceeds from this Offering will be used to pay for offering expenses and thereafter for general corporate purposes.

Termination of the Offering

This Offering will close upon the earlier of (1) the sale of the maximum number of Shares offered hereby, (2) one year from the date this offering begins, or (3) a date prior to one year from the date this offering begins that is so determined by our Board of Directors.

High Degree of Risk

Given the nature of the industry in which we operate, and other factors, these securities carry a high degree of risk, and investors should be prepared to sustain a loss of their entire investment. See " Risk Factors " beginning on page 3. The most significant risk factors are as follows:

The Company may face unanticipated increases in Costs - The business of developing and marketing advisory services involves a high degree of risk and, therefore, there is no assurance that current marketing programs will result in profitable operations.

Competition for Business in our Industry is intense - We face competition from other companies that are larger than we are and that have greater financial, marketing and other resources than we do. Some of these competitors also have longer experience and more market recognition than we do.

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Availability of Equipment and Staff - Our business and development activities are dependent on the availability of equipment and qualified staff in the particular areas where such activities are or will be conducted. Shortages of such equipment or staff may affect the availability of such equipment to us and may delay our business and development activities and result in lower production results.

Inadequacy of Funds - Gross offering proceeds of a maximum of $2,000,000 may be realized. Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company ´ s business plan; however, this cannot be assured.

Our Industry is subject to constant and rapid Changes - The advisory industry is subject to constant and rapid changes. Due to the evolving nature of our markets, our future success depends on our ability to accurately anticipate and respond to changes in industry standards, customer preferences and other market conditions.

Our Services may expose us to Liability - Our services involve significant risks of liability, which may substantially exceed the revenues we derive from them. We cannot predict the magnitude of these potential liabilities.

Development Stage Business - Equity One Net Invest Inc. commenced operations in July 2016. The Company is in the early stage of development and must be considered a startup. As such, the Company is subject to many risks common to such enterprises, including undercapitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues.

Customer Base Acceptance - Our inability to develop a customer base for our services could have a material adverse effect on us. No assurance can be given that our services will attain a degree of market acceptance on a sustained basis or that it will generate revenues sufficient for sustained profitable operations.

Dependence on Financing - If we do not raise sufficient working capital and continue to experience pre-operating losses, there will most likely be substantial doubt as to our ability to continue as a going concern. Revenue operations have not commenced because we have not raised the necessary capital.

Broker-Dealer Sales of Shares - The Shares are not listed for trading on any exchange, and there can be no assurances that the Shares will ultimately be listed for trading on any exchange. All U.S. exchanges and certain quotation systems require that a company be a reporting company with the Securities and Exchange Commission (the " SEC ") to be eligible for listing or quotation. We are not, and will not be after consummation of this Offering, a reporting company with the SEC.

Secondary Market - No application is currently being prepared for the Securities to be listed on an exchange or quoted on any OTC Markets tier. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid.

Offering Price - The price of the Shares in this Offering has been arbitrarily established by our current management, considering such matters as the state of our business development, intellectual property, and the general condition of the industry in which we operate. The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

Dividends - Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

RISK FACTORS

Investing in the Shares is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors and all of the information set forth in this Offering Circular before deciding to invest in our Shares. In connection with the forward-looking statements that appear in this Offering Circular, you should also carefully review the cautionary statement referred to under " About this Offering Circular - Cautionary Statement Concerning Forward-Looking Statements " .

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The Company ´ s limited history

The Company is in the early stage of development and must be considered a start-up. As such, the Company is subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance that the Company will be successful in achieving a return on shareholders' investment and the likelihood of success must be considered in light of its early stage of operations. The Company has limited financial resources, has not earned any revenue since commencing operations, has no source of operating cash flow and there is no assurance that additional funding will be available to it for further exploration and development of the Company's properties or to fulfill its obligations under any applicable agreements. There can be no assurance that the Company will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of the Company's sole property.

The Company may face unanticipated increases in costs.

The business of developing and marketing advisory services involves a high degree of risk and, therefore, there is no assurance that current marketing programs will result in profitable operations. The Company currently does not have the necessary financing in place to support continuing losses from operations and these matters raise significant doubt about its ability to continue as a going concern. Investors should not invest any funds in the Offering unless they can afford to lose their entire investment. The Company ´ s business is a capital-intensive industry. The Company ´ s current and planned expenditures are subject to unexpected problems, costs and delays, and the economic results and the actual costs of these may differ significantly from the Company ´ s current estimates. The Company relies on suppliers and contractors. Any competitive pressures on the suppliers and contractors, or substantial increases in the worldwide prices of commodities and services, could result in a material increase in costs for the services required by the Company to conduct and expand its business. The cost of services and goods globally has increased significantly in recent years and could continue to increase in the future. Future increases could have a material adverse effect on the Company ´ s operating income, cash flows and borrowing capacity and may require a reduction in the carrying value of the Company ´ s properties. Prices for the services the Company depends on to conduct and expand its business may not be sustained at levels that enable to operate profitably. The Company may also need to incur various unanticipated costs, such as those associated with personnel, transportation and taxes. An increase in any of these or other costs could materially and adversely affect the Company ´ s business, prospects, financial condition and results of operations.

Our ability to succeed depends on our ability to grow our business and achieve profitability

The introduction of new services and products, and expansion of our distribution channels will contribute significantly to our operational results, and expand our distribution in order to maintain our growth and achieve profitability. Our future operational success and profitability will depend on a number of factors, including, but not limited to:

-Our ability to manage costs;

-The increasing level of competition in the advisory industry;

-Our ability to continuously offer new and improved services and products;

-The efficiency and effectiveness of our sales and marketing efforts in building services and brand awareness;

-Our ability to identify and respond successfully to emerging trends in the advisory industry;

-General economic conditions and consumer confidence. We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to execute any material part of our growth strategy successfully would significantly impair our future growth and our ability to attract and sustain investments in our business. Our markets are highly competitive. We expect competition to increase and intensify as other companies

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enter our markets, many of which have greater financial and other resources with which to pursue technology development, product design, manufacturing, marketing and sales and distribution of their products. Increased competition could result in price pressure, reduced profitability and loss of market share, any of which could materially and adversely affect our business, revenue and operating results. In addition, we expect new entrants will enter these markets and existing competitors may make significant investments to compete more effectively against our products. These competitors could develop technologies or architectures that make our products or technologies obsolete. Our ability to compete successfully depends on factors both within and outside of our control, including:

-the functionality and performance of our services and those of our competitors;

-our relationships with our customers and other industry participants;

-prices of our services and prices of our competitors ´ services;

-our ability to develop innovative products and services;

-the actions of our competitors, including merger and acquisition activity, launches of new products/services and other actions that could change the competitive landscape.

Competition for business in our industry is intense.

We face competition from other companies that are larger than we are and that have greater financial, marketing and other resources than we do. Some of these competitors also have longer experience and more market recognition than we do. In particular, competition in the advisory industry is based on many factors, including price, the general reputation and perceived financial strength of the company, relationships with essential partners and terms and conditions of services offered. In recent years, the advisory industry has undergone increasing consolidation, which may further increase competition. We may not be able to compete successfully in our markets. Increased competition in these markets could result in a change in the supply and demand for advisory services, affect our ability to price our services at risk-adequate rates. If this increased competition so limits our ability to transact business, our operating results could be adversely affected.

The effects of litigation on our business are uncertain and could have an adverse effect on our business.

As is typical in our industry, we continually face risks associated with litigation of various types. Although we are not currently involved in any litigation, we cannot predict with any certainty whether we will be involved in such litigation in the future or what impact such litigation would have on our business. Our engagements typically involve complex analyses and the exercise of professional judgment. As a result, we are subject to the risk of professional liability. Litigation alleging that we performed negligently or breached any other obligations could expose us to significant legal liabilities and, regardless of outcome, is often very costly, could distract our management, could damage our reputation, and could harm our financial condition and operating results. We will be not always able to include provisions in our engagement agreements that are designed to limit our exposure to legal claims relating to our services. While we will attempt to identify and mitigate our exposure with respect to liability arising out of our consulting engagements, these efforts may be ineffective and an actual or alleged error or omission on our part or the part of our client or other third parties in one or more of our engagements could have an adverse impact on our financial condition and results of operations.

Availability of equipment and staff

Our business and development activities are dependent on the availability of equipment and qualified staff in the particular areas where such activities are or will be conducted. Shortages of such equipment or staff may affect the availability of such equipment to us and may delay our business and development activities and result in lower results. Our future success heavily depends upon continued services of our management and other key employees. If one or several of such management or key personal were unable or unwilling to continue in their present positions, the Company might not be able to retain or replace them, as there is a very high demand in particular for experienced personnel and the search for personnel with the relevant skills can be time and cost consuming. Further there is a risk that a member of the management or key personal could join a competitor or establish a competing business which could lead to a loss of know-how, customers and further key professions

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and staff members. Also a high fluctuation of employees contains the risk of loss of know-how and might cause severe internal problems in the production process, for example through a shortage of production stuff. Any of these circumstances might have a material adverse effect on the assets, financial conditions and/or business results. Our business involves the delivery of professional services and is highly labor-intensive. Our success depends largely on our general ability to attract, develop, motivate, and retain highly skilled professionals. Further, we must successfully maintain the right mix of professionals with relevant experience and skill sets as we continue to grow, as we expand into new service offerings, and as the market evolves. The loss of a significant number of our professionals, the inability to attract, hire, develop, train, and retain additional skilled personnel, or failure to maintain the right mix of professionals could have a serious negative effect on us, including our ability to manage, staff, and successfully complete our existing engagements and obtain new engagements. Qualified professionals are in great demand, and we face significant competition for both senior and junior professionals with the requisite credentials and experience. Our principal competition for talent comes from other consulting firms and accounting firms, as well as from organizations seeking to staff their internal professional positions. Many of these competitors may be able to offer significantly greater compensation and benefits or more attractive lifestyle choices, career paths, or geographic locations than we do. Therefore, we may not be successful in attracting and retaining the skilled consultants we require to conduct and expand our operations successfully.

Inadequacy of funds

Gross offering proceeds of a maximum of $2,000,000 may be realized. Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company ´ s business plan; however, this cannot be assured. If only a fraction of this Offering is sold, or if certain assumptions contained in management ´ s business plans prove to be incorrect, the Company may have inadequate funds to develop its business fully. If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern.

Our future capital requirements depend on many factors, including our ability to write new business successfully and to establish reserves at levels sufficient to cover losses. To the extent that the funds generated by this offering are insufficient to fund future operating requirements and cover claim losses, we may need to raise additional funds through financings or curtail our growth. Many factors will affect the amount and timing of our capital needs, including our growth rate and profitability, our claims experience, and the availability of market disruptions and other unforeseeable developments. If we need to raise additional capital, equity or debt financing may not be available at all or may be available only on terms that are not favorable to us. In the case of equity financings, dilution to our stockholders could result. In the case of debt financings, we may be subject to covenants that restrict our ability to freely operate our business. In any case, such securities may have rights, preferences and privileges that are senior to those of the shares of common stock offered hereby. If we cannot obtain adequate capital on favorable terms or at all, we may not have sufficient funds to implement our operating plans and our business, financial condition or results of operations could be materially adversely affected.

Our financial results could suffer if we are unable to achieve or maintain adequate utilization and suitable billing rates for our future consultants.

Our profitability depends to a large extent on the utilization and billing rates of our professionals. Utilization of our professionals is affected by a number of factors, including:

-the number and size of client engagements;

-the timing of the commencement, completion and termination of engagements, which in many cases is unpredictable;

-our ability to transition our consultants efficiently from completed engagements to new engagements;

-the hiring of additional consultants because there is generally a transition period for new consultants that results in a temporary drop in our utilization rate;

-unanticipated changes in the scope of client engagements;

-our ability to forecast demand for our services and thereby maintain an appropriate level of

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consultants; and if we are unable to achieve and maintain adequate overall utilization as well as maintain or increase the billing rates for our consultants, our financial results could materially suffer.

Risks of borrowing

If the Company incurs indebtedness, a portion of the Company ´ s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company ´ s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company. A judgment creditor would have the right to foreclose on any of the Company ´ s assets resulting in a material adverse effect on the Company ´ s business, operating results or financial condition.

Our international expansion could result in additional risks.

We will operate both domestically and internationally, including in Europe, Asia, and the Middle East. Such expansion may result in additional risks that are not present domestically and which could adversely affect our business or our results of operations, including:

-compliance with additional U.S. regulations and those of other nations applicable to international operations;

-cultural and language differences;

-employment laws and rules and related social and cultural factors;

-losses related to start-up costs, lack of revenue, higher costs due to low utilization, and delays in purchase decisions by prospective clients;

-currency fluctuations between the U.S. dollar and foreign currencies, which are harder to predict in the current adverse global economic climate;

-restrictions on the repatriation of earnings;

-potentially adverse tax consequences and limitations on our ability to utilize losses generated in our foreign operations;

-different regulatory requirements and other barriers to conducting business;

-different or less stable political and economic environments;

-greater personal security risks for employees traveling to or located in unstable locations; and

-civil disturbances or other catastrophic events.

Further, conducting business abroad subjects us to increased regulatory compliance and oversight. A failure to comply with applicable regulations could result in regulatory enforcement actions as well as substantial civil and criminal penalties assessed against us and our future employees.

Unanticipated obstacles to execution of the business plan

The Company ´ s business plans may change significantly. Many of the Company ´ s potential business endeavors are capital intensive. Management believes that the Company ´ s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the

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Company ´ s principals and advisors. Management reserves the right to make significant modifications to the Company ´ s stated strategies depending on future events.

Our industry is subject to constant and rapid changes, which results that our services are less competitive or obsolete.

The advisory industry is subject to constant and rapid changes. Due to the evolving nature of our markets, our future success depends on our ability to accurately anticipate and respond to changes in industry standards, customer preferences and other market conditions. Our services could become obsolete sooner than we expect because of faster than anticipated, or unanticipated, changes in one or more of the industry standards. If we fail to adapt successfully to changes or fail to obtain access to important new technologies, we may be unable to retain customers or attract new customers. Any decrease in demand for our services could adversely affect our business, results of operations and prospects. Our business is becoming increasingly dependent on information technology and will require additional investments in order to grow and meet the demands of our clients. We depend on the use of sophisticated technologies and systems. Some of our intended practices provide services that are increasingly dependent on the use of software applications and systems that we do not own and could become unavailable. A portion of our business, in which we provide implementation and consulting services for third-party software technology, has grown over the last few years. If third-party software technology that is important to our business does not continue to be available or utilized within the marketplace, certain services that we provide to clients may no longer be relevant in the marketplace, which may harm our financial condition and operating results. Our future success depends on our ability to adapt our services and infrastructure while continuing to improve the performance, features, and reliability of our services in response to the evolving demands of the marketplace.

If any services we may develop do not achieve market acceptance, then we may not generate sufficient revenue to achieve or maintain profitability.

In addition, even if our services achieve market acceptance, we may not be able to maintain that market acceptance over time if new services are introduced that are more favorably received than our services, are more cost effective, or render our services obsolete. There can be no assurance that future developments in our industry will not make our service portfolio non-competitive or obsolete, or significantly reduce our operating margins or the demand for our offerings, or otherwise negatively impact our ability to be profitable.

Management discretion as to use of proceeds

The net proceeds from this Offering will be used for the purposes described under " Use of Proceeds " . The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its shareholders in order to address changed circumstances or opportunities. Because of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the Company ´ s management with respect to application and allocation of the net proceeds of this Offering. Investors for the Shares offered hereby will be entrusting their funds to the Company ´ s management, upon whose judgment and discretion the investors must depend.

Minimum amount of capital to be raised

There is no minimum amount of Securities that need to be sold in this Offering for it to become effective (other than the 100 minimum number of Shares or even lots of 100 shares to be purchased by any investor) or for the Company to access the investment funds. The Company cannot assure you that subscriptions for the entire Offering will be obtained. The Company has the right to terminate this Offering at any time, regardless of the number of Shares that have sold. The Company ´ s ability to meet financial obligations, cash needs, and to achieve objectives, could be adversely affected if the entire offering of Shares is not fully subscribed.

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Return of profits

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company ´ s operations and holdings. As a result, the Company does not anticipate paying any cash dividends to its shareholders for the foreseeable future.

Material changes affecting global debt and equity capital markets may have a negative effect on the Company ´ s business, financial condition and results of operations.

Global capital markets have been experiencing extreme volatility and disruption for more than five years as evidenced by a lack of liquidity in the equity and debt capital markets, significant write-offs in the financial services sector, the repricing of credit risk in the credit market and the failure of major financial institutions. Despite actions of government authorities, these events have contributed to worsening general economic conditions that have materially and adversely affected the broader financial and credit markets and reduced the availability of debt and equity capital. Continued or recurring market deterioration may materially adversely affect the ability of a borrower to service its debts or refinance its outstanding debt. Further, such financial market disruptions may have a negative effect on the valuations of the Company ´ s investments, and on the potential for liquidity events involving its investments. Depending on market conditions, the Company may incur substantial realised losses and may suffer additional unrealised losses in future periods, which may adversely affect its business, financial condition and results of operations.

Risk of insufficient planning and reporting systems

Our management information and financial reporting system might not be fully adequate and thus, may not provide our management with sufficient and/or accurate information as required or not provide the required information in time. Any inability to build up adequate management information and financial reporting systems and/or to adapt such systems to the development of our business respectively might have material adverse effects on the assets, financial conditions and/or results of us.

Our services may expose us to liability in excess of our current insurance coverage.

Our services involve significant risks of liability, which may substantially exceed the revenues we derive from them. We cannot predict the magnitude of these potential liabilities. Our intended insurance coverage may not protect us against all liability. In addition, if we expand into new markets, we may not be aware of the need for, or be able to obtain insurance coverage for such activities or, if insurance is obtained, the dollar amount of any liabilities incurred could exceed our insurance coverage. A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, financial condition and results of operations.

We may acquire other businesses, products or technologies in order to remain competitive in our market and our business could be adversely affected as a result of any of these future acquisitions.

We may make acquisitions of complementary businesses, products or technologies. If we identify any appropriate acquisition candidates, we may not be successful in negotiating acceptable terms of the acquisition, financing the acquisition, or integrating the acquired business, products or technologies into our existing business and operations. Further, completing an acquisition and integrating an acquired business will significantly divert management time and resources. The diversion of management attention and any difficulties encountered in the transition and integration process could harm our business. If we consummate any significant acquisitions using stock or other securities as consideration, our shareholders ´ equity could be significantly diluted. If we make any significant acquisitions using cash consideration, we may be required to use a substantial portion of our available cash. Acquisition financing may not be available on favorable terms, if at all. In addition, we may be required to amortize significant amounts of other intangible assets in connection with future acquisitions, which would harm our operating results and financial condition.

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Risks of fluctuation in the global economy

The U.S. economy is vulnerable to market downturns and to economic slowdowns elsewhere in the world as it is strongly export-oriented. As seen in the past, financial crisis and/or the perceived risks associated with investments in the U.S. could decelerate foreign investments in the U.S. and the consequence could be severe liquidity problems of many businesses. Therefore disruptions in the development of the global economy could have material and adverse effects also on our business, our financial conditions and operational results.

Projections: Forward looking information

Management has prepared projections regarding anticipated financial performance. The Company ´ s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well-funded marketing plan, and other factors influencing the business. The projections are based on management ´ s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel. These projections are based on several assumptions, set forth therein, which management believes are reasonable. Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond management ´ s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature. In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company ´ s business. While management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

Risk of force majeure events.

Our operations are subject to uncertainties and contingencies beyond our control that could result in material disruptions and adversely affect our business results. Such risks include war, riot, public disorder, civil commotion, fire, earthquake, flood, volcano eruption and other natural calamity, epidemics, outbreak of infectious diseases, terrorism, whether locally or nationwide, or incidents such as industrial accidents, electricity or water shortages, equipment failures, malfunction of information systems or other operational problems, strikes or other labor difficulties and disruptions of public infrastructure such as roads, ports or utilities. Any such disruption of the operations could have disrupting, limiting or delaying effects on our sales, prevent it from meeting customers ´ orders, increase costs or require to spend additional capital expenditures, each of which could materially and adversely affect our results of operation. Further force majeure events might also materially and adversely affect suppliers and therefore our processes. In such event, our business and our net assets, financial condition and results of operations may be materially and adversely affected.

Broker-Dealer sales of shares

The Shares are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. It is the requirement by all U.S. exchanges and certain quotation systems that a company be a reporting company with the Securities and Exchange Commission to be eligible for listing or quotation by market makers. The Company is not and will not be a reporting company with the SEC in connection with this Offering.

The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ Capital Market. The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years. The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders. The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

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No assurance can be given that the Shares or any of the common stock of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market. As a result, the common stock (including the Shares) are covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser ´ s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company ´ s securities and will affect the ability of members to sell their Shares in the secondary market.

Secondary market

No application is currently being prepared for the Company ´ s securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Company ´ s securities to trading on an " Over-the-Counter " or " Open Market " , though the Company intends to apply for OTC-QB listing within twelve months of the close of this Offering. There can be no assurance that a liquid market for the Shares will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Shares easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Shares and investors wishing to sell the Shares might therefore suffer losses.

Our stock price may be volatile, or may decline regardless of our operating performance, and you could lose all or part of your investment.

You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuation in the market value of your investment. The market price of our common stock could be subject to significant fluctuations after this offering in response to the factors described in this " Risk factors " section and other factors, many of which are beyond our control. Among the factors that could affect our stock price are:

-actual or anticipated variations in our quarterly and annual operating results or those of other companies in our industry;

-changes in market valuations of companies perceived to be similar to us;

-changes in our Board of Directors, senior management or other key personnel;

-sales of our common stock, including by our directors, executive officers and principal stockholder;

-any indebtedness we may incur or securities we may issue in the future;

-actions by stockholders;

The securities markets have from time to time experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations, as well as general market, economic and political conditions, such as recessions, loss of investor confidence or interest rate changes, may negatively affect the market price of our common stock. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to securities class action litigation that, even if unsuccessful, could be costly to defend, divert management ´ s attention and resources or harm our business.

The Company ´ s common stock may be considered a " penny stock " , and a shareholder may have difficulty selling shares in the secondary trading market.

The Company ´ s common stock may be subject to certain rules and regulations relating to " penny stock " (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain " sales practice requirements " for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and

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institutional " qualified investors " ), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company ´ s common stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company ´ s common stock may be volatile, and a shareholder ´ s investment in the Company ´ s common stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company ´ s common stock, and this volatility may continue in the future. The Company ´ s common stock may be quoted on the OTCQB, OTCQX, OTC Pink, the Bermuda BSX Exchange, the London Stock Exchange ´ s AIM Market, the Canadian TSX Venture Exchange or TMX Exchange, where each has a greater chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of " bid " and " ask " quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to liposuction and bariatric surgery, the medical device and technology industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

Compliance with securities laws.

The Shares are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act and applicable state securities laws. If the sale of Shares were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of the Shares. If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering price

The price of the Shares has been arbitrarily established by our current management, considering such matters as the state of the Company ´ s business development, intellectual property, and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets or net worth of the Company, or any other objective criteria.

We have not paid dividends on our common stock in the past and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

Our initial focus will be the achievement of investment growth for shareholders and therefore we will only consider the payment of dividends as and when it is appropriate to do so. As such, it is not possible at this stage to give an indication of the likely level or timing of any future dividends. To the extent that any dividends are paid they will be paid in accordance with any applicable laws and the regulations to which our Company is subject. The amount of the dividends paid to shareholders will fluctuate according to the levels of profits earned by us and will be dependent on sufficient distributable reserves being available to us.

Future sales or issuances of shares may depress the market price and dilute shareholders ´ rights

Substantial sales of Company ´ s shares in the public market or the perception that these sales could occur, could cause the market value of its shares to be decline. These sales could also make it more difficult for the Company to sell equity or equity-related securities in the future at the time and price that it considers appropriate. Further, the issuance of additional equity securities or securities with right to convert into equity could potentially reduce the market price of its shares and would dilute the economic and voting rights of existing shareholders if made without granting subscriptions rights to these shareholders.

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Lack of firm underwriter

The Shares are being offered on a " best efforts " basis by the management of the Company and any FINRA-registered broker dealer who subsequently may choose assist in sale of the Offering. Accordingly, there is no assurance that the management of the Company or any FINRA-registered broker-dealer that may be engaged in the future will sell the maximum number of Shares offered in the Offering, or any lesser amount.

PLAN OF DISTRIBUTION

The company is self-underwriting this Offering and management of the company will distribute the shares on a " best efforts " basis. The Company may engage FINRA-registered broker dealers to distribute and syndicate the Offering as necessary; any such participation will be detailed in a subsequent amendment to this filing. Upon Qualification, investors will be able to purchase Securities directly through the Company by completing a Subscription Agreement online, with payment by check, money order, or bank wire transfer. None of the Securities being offered are for the account of current security holders of the Company.

The company is self-underwriting this Offering and management of the company will distribute the shares on a " best efforts " basis. The Company may engage FINRA-registered broker dealers to distribute and syndicate the Offering as necessary; any such participation will be detailed in a subsequent amendment to this filing. Upon Qualification, investors will be able to purchase Securities directly through the Company by completing a Subscription Agreement online, with payment by check, money order, or bank wire transfer. None of the Securities being offered are for the account of current security holders of the Company.

It is intended to mandate VStock Transfer LLC as transfer agent for the Company and after that, VStock Transfer LLC shall be notified of each transaction; the investor/purchaser can opt to have his certificates remain in book form in the transfer agent ´ s ledger or have physical delivery.

We have budgeted our use of proceeds to reflect a maximum of 15% aggregated commissions that may be paid any lead underwriter that may be engaged and broker dealers who may choose to assist the selling syndicate. None of our officers or directors will receive any commissions, directly or indirectly, in connection with sales in this Offering. An Amendment shall be filed in the event an underwriter is engaged.

Initially the company will list its securities on its corporate web site, www.equity-one.net. Upon qualification, the Offering Circular shall be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week. It is anticipated the Offering will be listed upon one of the specialized portals that have become available specifically for Regulation A Offerings and an Amendment shall be filed upon that event.

There is no minimum amount of this Offering before it becomes effective other than the even lot 100 Share minimum purchase required for each investor. The duration of the Offering is until the earlier of (1) the sale of the maximum number of shares of common stock offered hereby, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by our Board of Directors. The Company will have immediate access to the proceeds of the Offering as soon as the shares are issued. After anticipated sales commissions to FINRA-registered broker dealers as may be engaged, a maximum of $ 2,000,000 will be received from the Offering. The minimum investment by an investor is for 100 Shares or $100.00. Only even lots of 100 shares shall be sold.

In order to subscribe to purchase the Securities, a prospective investor must complete and execute the Subscription Agreement and Investor Questionnaire electronically through RightSignature.com. The Investor may purchase securities through wire transfer or money order to the Company ´ s account.

We reserve the right to reject any investor ´ s subscription in whole or in part for any reason. If the Offering terminates or if any prospective investor ´ s subscription is rejected, all funds received from such investors will be immediately returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials authorized by both the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and

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reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

USE OF PROCEEDS TO ISSUER

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Marketplace concurrently with the filing of this offering circular. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

We seek to raise maximum gross proceeds of $ 2,000,000 from the sale of Securities in this Offering. After payment of the expenses of the Offering, except as set forth below, we intend to use these proceeds for general corporate purposes, and as set forth herein, and, other than this use, no substantial portion of the proceeds has been allocated to a particular purpose.

None of the proceeds of the Offering will be used to compensate or otherwise make payments to our officers, directors, or any of our subsidiaries (if any in the future).

We reserve the right to change the use of proceeds as our management determines to be in the best interests of the Company.

Examples of use of proceeds in the event that the maximum amount in the Offering is raised, and in the event that only a lesser amount is raised, an exemplary amount of $1,000,000, are set forth below. Aggregate brokerage sales commissions are limited to a maximum of 15% of the Offering proceeds and Offering expenses are estimated at a maximum 5% of the Offering proceeds.

	Maximum Amount ($ 2,000,000)	Percent of Proceeds	Partially Subscribed ($1,000,000)	Percent of Proceeds

Offering Expenses (1)	$ 100,000	5%	$ 50,000	5%
Commissions (2)	$ 300,000	15%	$ 150,000	15%

Total Offering Expenses & Fees (3)	$ 400,000	20%	$ 200,000	20%

Net Offering Proceeds	$ 1,600,000	80%	$ 800,000	80%

Marketing & Sales	$ 500,000	25%	$ 250,000	25%
Administration	$ 300,000	15%	$ 150,000	15%
Staff	$ 500,000	25%	$ 250,000	25%
Legal, Accounting	$ 100,000	5%	$ 50,000	5%
Corporate Expenses	$ 200,000	10%	$ 100,000	10%

Total Application of Proceeds	$ 2,000,000	100%	$ 1,000,000	100%

(1) Includes estimated Offering Circular preparation, filing, printing, legal, accounting, state registration fees, and other documented expenses of the Offering that we expect will total approximately 5% of the Offering proceeds.

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(2) An Aggregate maximum of a 15% commission may be distributed between any FINRA-registered broker dealers engaged to underwrite the Offering and any FINRA-registered broker dealers choosing to participate as members of the selling syndicate. An Amendment shall be filed in the event of such participation.

(3) No sales commissions or portions thereof will be directly or indirectly received by any of our executive officers or management.

This Offering is not being underwritten but sold by managers and directors of the Company on a " best efforts " basis. An Aggregate Sales Commission of 15% and aggregate expenses of 5% are projected in the above use of funds in anticipation of the Company engaging one or more FINRA-registered broker dealers to distribute and syndicate the Offering, also on a " best efforts " basis.

Expenses of the Offering, such as but not limited to printing, legal and accounting expenses, state registrations, filings, transfer agent and escrow agent fees, investment relations, road show presentations, advertisements and mailings, whether paid directly by the Company or reimbursed to subsequently participating FINRA-registered broker-dealers are estimated at 5% of the Offering Proceeds to included reimbursed expenses and such other costs as legal, accounting, blue-sky filings, road shows and travel.

DESCRIPTION OF BUSINESS

The Company has been in the start-up stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company has never commenced any operational activities.

We are a business advisory firm dedicated to helping companies protect and enhance their enterprise value in an increasingly complex legal, regulatory and economic environment throughout. We do not and will not provide any regulated services. Our business advisory practice resolves complex business issues and enhances client enterprise value through a suite of services including capital advisory, transaction advisory, operational improvement, restructuring and turnaround, valuation, and dispute advisory. The services will be provided to businesses of various sizes including young companies and Startups, as well as governmental entities and not-for-profit enterprises throughout the United States and parts of Canada. We operate through the following segments:

-Corporate Finance and Strategic Communications.

We intend to work closely with our clients to help them anticipate, understand, manage, and overcome complex business matters arising from such factors as the economy, financial and credit markets and governmental regulation and legislation. We intend to assist clients in addressing a broad range of business challenges, such as restructuring, capital market issues and indebtedness, interim business management, mergers and acquisitions (" M&A "), reputation management, and strategic communications. We will also provide services to help our clients take advantage of economic, regulatory, financial, and other business opportunities.

Our service fee policy for our advisory services will include fixed fees (e.g. hourly, daily or monthly rate or complete project fee) and / or including an equity compensation model, dependent on the situation of our clients. We anticipate and project that it may be necessary to be remunerated and getting paid in equity on a case-by-case basis. Equity-based pay is often used by the founders of young startups who want to grow their businesses but can not offer higher compensation to qualified professionals.

Corporate Finance

Our Corporate Finance & Restructuring segment focuses on the strategic, operational, financial and capital needs of businesses. We address the full spectrum of financial and transactional challenges facing the clients, which include companies, boards of directors, private equity sponsors, banks, lenders, other financing sources and creditor groups, as well as other parties-in-interest. We advise on a wide range of areas, including restructuring, interim management, financings, M&A integration, valuations and tax issues. We will provide advisory services to companies, creditors and other stakeholders of companies confronting liquidity problems, excessive leverage, underperformance, over-expansion or other business or financial issues. We provide corporate finance advisory services to public and private companies that need critical input regarding important strategic and financial issues in advance of a transaction.

A special focus will be the new Regulation A (often named as Regulation A+) rules and its opportunities to Startups. We think that in many cases Regulation A+ is far better choice than traditional venture capital for Startups und young companies, and we also believe there is a trend here that will accelerate over the next years. We have observed that a number of companies that are viable candidates for Venture Capital are instead opting for Regulation A+. We see Regulation A+ emerging as the superior choice in the near future for young companies.

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Strategic Communications

We provide advice and consulting services relating to financial and corporate communications, investor relations, reputation management, brand communications, public affairs, business consulting, digital design, and marketing. We specialize in advising clients on their communications to investors and other financial audiences to help them achieve fair valuations in capital markets through ongoing investor relations advice, support and strategic consulting, on issues that can impact enterprise value. We assist companies in communicating pivotal events to investment analysts and cultivate a growing shareholder base. We help companies articulate and present their entry into the equity markets, from articulating the strategic rational and investment story to the development of the road show for the IPO.

Our services include campaign strategy, branding, video production, graphic design, web development, social media, influencer engagement and public relations. We will collaborate with clients to conceive and produce integrated design, content and digital strategies across all media and markets to advance business objectives with key stakeholders. Our approach includes defining corporate and brand positioning, surveying the audience to gauge social sentiments and needs, demystifying complex business operations and situations, selecting a program that resonates with the marketplace, building the communications plan, launching the initiative for maximum visibility, and evaluating the success of the program.

Our Business Strategy

The following are key elements of our business strategy:

Our strategy is to grow organically by increasing headcount and market share to provide clients with a complete suite of services across our segments, as well as the industries and geographic regions in which we intend to operate. We strive to engage in our markets competitively to produce better than average success.

We believe that our diverse and integrated service offerings result in advantages for both the client and for us The ability to combine several services and offer them through one provider distinguishes us from other service providers. We think that equity crowdfunding and Regulation A+ investments are the next big thing in financing. We shall make the most of the opportunities that have opened up in the new legislation to provide our advisory services.

Our long-term objective is to consolidate our position as an independent advisory management provider. Our business is dependent on developing and maintaining strong relationships with our clients. We will continue to develop and maintain these relationships and alliances. We intend to establish alliances to enhance opportunities available to us. Our management team is focused on continuous improvement in operating measures and has significant experience in successfully executing large scale and development programs. Management believes that the magnitude and concentration of our position within its core long-term growth areas provides it with the opportunity to capture economies of scale.

Equity One Net Invest Inc. intends to set-up its presence in markets such as the United States and Canada and to explore additional new markets. In order to pursue this geographic expansion, the Company intends to establish full service regional hubs. In addition to the increased operating efficiencies anticipated from the establishment and utilisation of the regional hubs, it is expected that the sales teams based in the regional centres will be able to source (and respond proactively to) a greater number of directly negotiated sales opportunities than has been possible for the Company hitherto.

Equity One Net Invest Inc. also intends to remain alert to potential acquisition or joint venture opportunities to accelerate one or more elements of the growth strategy outlined above.

Our strategy is centred on a balanced approach to investment in growth. This entails both a prudent cash management policy and returns to shareholders. Over the next few years, the Company expects to fund its capital expenditure programme from its proposed cash raises, establish an external finance base and utilize cash flow as required. The Company ´ s ability to maintain cash flow generation is underpinned by its plans for strategic growth and close control of general and administrative expenses, completion of its infrastructure upgrade which at this stage is fundementally completed and corresponding operating expenditure reduction.

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Industry Sectors

We provide services to clients in industries undergoing substantial change, with a primary focus on the energy, internet technology, healthcare, biotechnology, oil & gas and financial services industries.

Competition

The consulting services industry is extremely competitive, highly fragmented, and subject to rapid change. The industry includes a large number of participants with a variety of skills and industry expertise, including other strategy, business operations, technology, and financial consulting firms, general management consulting firms, the consulting practices of major accounting firms, technical and economic advisory firms, regional and specialty consulting firms, and the internal professional resources of organizations.

Competition is based primarily on client relationships, quality of professional advice, range and quality of services or product offerings, customer service, timeliness, geographic proximity, and competitive rates. We compete with a number of multi-location regional or national professional services firms and a large number of relatively small independent firms in local markets.

Our Strengths

We have a number of strengths that we believe will help us successfully execute our strategy.

-An extensive service network especially in the financial industry;

-Experienced management team;

-Proven track record of success of our management team in our intended industry sectors and in our services;

-Knowledge driven company;

-Precise analysis of client requirements.

DESCRIPTION OF PROPERTY

We do not own any real estate. We currently utilize administrative office space at 942 Windmere Drive NW Salem, OR 97304 on a variable basis. The property is fully utilized as of this time. We believe that the real property leased by us is suitable and adequate for our operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this offering circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under " Risk Factors " and elsewhere in this offering circular. This Management's Discussion and Analysis and the unaudited financial statements and comparative information have been prepared in accordance with GAAP.

The preparation of the financial statements, including the accompanying notes, is the responsibility of management. Management has the responsibility of selecting the accounting policies used in preparing the financial statements. In addition, management ´ s judgment is required in preparing estimates contained in the financial statements. On June 19, 2014, the Company issued 3,000,000 no par value shares to the Company ´ s founders at a price of $0.004 per share. The Company has no source of operating cash flow and operations to date have been funded from the issuance of share capital. The Company ´ s ability to continue as a going concern is contingent on obtaining additional financing. Whether the Company will be successful with any future financing ventures is uncertain, and this uncertainty casts significant doubt upon the Company ´ s ability to continue as a going concern. While the Company intends to advance its plans through additional equity financing, there is no assurance that any funds will ultimately be available for operations. We will have additional capital requirements during 2016 and 2017. We do not expect to be able to satisfy our anticipated cash requirements through sales activity, and therefore we will attempt to raise additional capital through the sale of our common stock pursuant to this offering circular once it is qualified by the Securities and Exchange Commission. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all.

(Page17)

Use of Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Method of Accounting - The Company presents its financial statements on the accrual basis of accounting in compliance with GAAP. Revenues are recognized when services are rendered and expenses realized when the obligation is incurred. Cash and Cash Equivalents - For purposes of reporting cash flows, the Company considers all cash accounts which are subject to withdrawal restrictions or penalties, and highly liquid debt instruments purchased with a maturity of three months or less to be cash or cash equivalents. Revenue Recognition - The Company provides consulting and advisory services.

Results of Operations

The fiscal years ended May 31, 2015 and May 31, 2016.

Revenue. The Company had $0.0 in revenue for (short) fiscal year ended May 31, 2015, compared to $0.0 in revenue for fiscal year ended May 31, 2016.

Operating Expenses. General and administrative expenses were $ 1,000 for fiscal year ended May 31, 2015, compared to general, and administrative expenses of $ 1,000 for fiscal year ended May 31, 2016.

Net Income. Net income for the (short) fiscal year ended May 31, 2015 was negative and amounted to $ -1,000 (net loss), compared to net income of $ - 1,000 (net loss) for fiscal year ended May 31, 2016.

Balance Sheet

The total assets amounted to $ 11,000 as at May 31, 2015. The stockholders ´ equity amounted to $ 11,000 as at May 31, 2015. The Company had no liabilities at the end of fiscal year 2014/2015. The total assets amounted to $ 10,000 as at May 31, 2016. The stockholders ´ equity amounted to $ 10,000 as at May 31, 2016. The Company had no liabilities at the end of fiscal year 2015/2016.

Cash Flow

We had net cash of $ 11,000 at May 31, 2015 and $ 9,910 at May 31, 2016. During fiscal year ended May 31, 2015, we had net cash provided by operating activities of $ (1,000). This was due to net income of $ (1,000). During fiscal year ended May 31, 2016, we had net cash provided by operating activities of $ (1,000). This was due to net income of $ (1,000). Net cash used by investing activities was $ 0.00 for fiscal year ended May 31, 2015 compared to net cash used in investing activities of $ (90) for fiscal year ended May 31, 2016 resulting from purchase of other assets. Net cash used by financing activities was $ 12,000 for fiscal year ended May 31, 2015 compared to net cash used by financing activities of $ 0.00 for fiscal year ended May 31, 2016.

Plan of Operations

Over the next twelve months, the Company intends to focus on developing and marketing its advisory services using the proceeds from this offering. Our Directors intend to recruit advisors and a marketing team using the proceeds from this offering to increase revenue and market acceptance.

Trend Information

Our industry

According to a recent study (U.S. consulting market 2015, by Source Information Services, a UK-based analyst firm), the US consulting market is the largest in the world, representing 55% of the $101 billion global market in 2014. It is also one of the fastest growing in Western economies, adding 9% in 2014. The researchers see three major factors driving the consulting figures in the US: the US economy ´ s strength, clients ´ use of consultants and technological development with an emphasis on digital transformation. Of the different consulting segments, financial management and risk consulting remains the fastest growing - although the market itself remains relatively small - at 12%. The second fastest growing sector is technology, which is expected to grow by 10%. Relatively lagging - but still with fierce growth - are operational improvement consulting and strategy consulting at 7% and 8% respectively. According to the survey held among 9,000 consultants in North America, McKinsey & Company, Bain & Company and Boston Consulting Group are the best consulting firms to work for in the US and Canada.

(Page 18)

Our main market

The U.S. economy has been in good shape overall in the second quarter following the slowdown in Q1 2016. Consumer spending - the main engine of the economy - likely remained strong in Q2 as retail sales expanded for a second consecutive month in May 2016. Despite facing challenges at the domestic level along with a rapidly transforming global landscape, the U.S. economy is still the largest and most important in the world. The U.S. economy represents about 20% of total global output, and is still larger than that of China. The U.S. economy is dominated by services-oriented companies in areas such as technology, financial services, healthcare and retail. Even though the services sector is the main engine of the economy, the U.S. also has an important manufacturing base, which represents roughly 15% of output. The U.S. is the second largest manufacturer in the world and a leader in higher-value industries such as automobiles, aerospace, machinery, telecommunications and chemicals. Meanwhile, agriculture represents less than 2% of output.

U.S. GDP growth in 2016 is expected to be 2.0%. The economy will grow slightly slower than 2015's growth rate of 2.1%. The increase in Gross Domestic Product is expected to remain at 2.0% in 2017 and in 2018. U.S. manufacturing is forecast to increase faster than the general economy. Production will grow 2.6% in 2016, 3.0% in 2017, and 2.8% in 2018. Growth will slow to 2.6% in 2019 and 2.0% in 2020. The unemployment rate is expected to be 4.7% in 2016. It will drop slightly to 4.6% in 2017, and 4.6% in 2018. That's lower than the 5.0% rate in 2015, and the Fed's 6.7% target. Most job growth is in low-paying retail and food service industries. Many people have been out of work for so long that they'll never be able to return to the high-paying jobs they used to have.

Our business

Along with the expansion in the scale of our operations, our working capital requirements will increase further. Our ability to obtain external financing in the future and the cost of such financing are subject to a variety of uncertainties, including but not limited to:

-The overall condition of financial markets;

-Potential changes in monetary policies with respect to bank interest rates and lending policy; and

-Our financial position.

Our business and development activities are dependent on the availability of equipment and qualified staff in the particular areas where such activities are or will be conducted. Shortages of such equipment or staff may affect the availability of such equipment to us and may delay our business and development activities and result in lower results. Our future operational success and profitability will depend on a number of factors, including, but not limited to:

-The increasing level of competition in the advisory industry;

-The efficiency and effectiveness of our sales and marketing efforts in building services and brand awareness;

-General economic conditions and consumer confidence.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth certain information regarding our directors and executive officers as of August 01, 2016. There are no arrangements or understandings between any person listed in the table below and any other person pursuant to which he or she was selected to his or her position.

Name	Position	Age	Start of Term of Office	Approximate hours per week for part-time employees

Philipp Oliver Bruns	Director, President, CEO	41	June 2014	variable
Andreas Bruns	Director, Secretary, CFO	59	July 2016	variable

Familial Relationships: Mr. Andreas Bruns and Mr. Philipp Oliver Bruns are brothers.

(Page19)

Business Experience of Directors, Executive Officers and Key Personnel

Philipp Oliver Bruns

Philipp Oliver Bruns (business economist and lawyer) became Chairman of the Board on June 19, 2014, and has been Chief Executive Officer and President since June 19, 2014. Before joining Equity One Net Invest Inc., Philipp held a wide range of management roles at European banks (e.g. Unicredit Bank in London). He is a corporate finance lawyer. He has over ten years of experience representing clients in merger and acquisition transactions, bank and other institutional financings, public and private securities offerings, corporate governance matters, securities compliance, reporting and disclosure matters, the formation and structuring of corporations, partnerships, joint ventures and limited liability companies, leveraged buyouts, tender offers and private equity and venture capital investments. Relevant experience includes the laws of the United States, common law systems (for example Hong Kong, Singapore and Ireland), civil law systems (for example, Germany, Switzerland, Italy, the Netherlands and France), certain of the Gulf States and off-shore jurisdictions (for example, the Channel Islands, Bermuda, Cyprus and the Cayman Islands). In the last three years, he accompanied about 25 Stock Exchange listings in Europe. Philipp has worked as an Investor Relations Manager for European listed companies and has a great deal of experience and know-how in corporate communications, including PR, IR and internal communications. Philipp qualified as a solicitor in 2004. He graduated in economics and law.

Andreas Bruns

Andreas Bruns (business economist and certified chemist) joined Equity One Net Invest Inc. in July 2016, serving as Director, CFO and Secretary. He has a 30+ year proven track record of innovation, vision and execution in creating successfull businesses. Andreas has broad investing, transactional and operating experience in private and public growth companies, internationally as well as in the U.S. His transactional experience includes several years of investment banking at Merrill Lynch & Co. serving as head of technology investment banking. Prior to this, Andreas was a consultant at McKinsey & Company. In addition to his U.S. venture capital experience, Andreas worked in Shanghai (China) for six years at a pioneering Asian venture capital firm. During his venture career, he has invested in more than 20 technology companies successfully. As a certified chemist and biotechnologist in the early years of his career, he received - as one of very few - nonrefundable government incentives for the development of screening test based on monoclonal antibodies.

Involvement in Certain Legal Proceedings.

Personal Bankruptcies

No director or executive officer of the Company within the past ten years, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Bankruptcies

No director or executive officer of the Company, within the five years prior to the date of this Offering Circular, has been an executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the annual compensation of each of the three highest paid persons who were executive officers or directors of the Company during our last completed fiscal year ended May 31, 2016.

Name	Capacities in which compensation was received (e.g., Chief Executive officer, director, etc.)	Cash Compensation ($)	Other Compensation ($)

Oliver Philipp Bruns	CEO	-0-	-0-
Andreas Bruns	CFO	-0-	-0-

(Page20)

Historically, we have not paid any salaries, bonuses or cash fees to any of our directors or executive officers. Accordingly, in the last completed fiscal year, the total compensation paid to our two directors, for their service as directors, was $0. We have not entered into any employment agreements with our executive officers or other employees to date. We may enter into employment agreements with them in the future. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives.

The Company expects that, upon completion of this Offering, the Company, Mr. Philipp Oliver Bruns and Mr. Andreas Bruns and will enter into an agreement whereby Mr. Philipp Oliver Bruns and Mr. Andreas Bruns will receive an annual salary of $100,000 each.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

As of July 25, 2016, we had 3,000,000 shares of common stock (ordinary shares) outstanding. The following table sets forth information as of July 25, 2016 regarding the beneficial ownership of our common stock by:

(1) all executive officers and directors as a group, and individually naming each director or executive officer who beneficially owns more than 10% of any class of our voting securities; and

(2) any other security holder who beneficially owns more than 10% of any class of our voting securities as such beneficial ownership would be calculated if the issuer were subject to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.

Information on beneficial ownership of securities is based upon a record list of our security holders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Title of Class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable (2)	Percent of class (3)
Ordinary Shares	None owns more than 10%	-	None	-

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

No transactions during the last two completed fiscal years and the current fiscal year to which the Company was or is to be a participant and the amount involved exceeds $ 50,000 and in which

-any director or executive officer of the Company,

-any nominee for election as a director,

-any securityholder who beneficially owns more than 10% of any class of our voting securities as such beneficial ownership would be calculated if the issuer were subject to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934,

-any promoter of the Company, or

-any immediate family member of the above persons,

had or is to have a direct or indirect material interest, were agreed or concluded. An immediate family member of a person means such person ´ s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing such person ´ s household.

(Page21)

SECURITIES BEING OFFERED

We are offering 2,000,000 Shares of our common stock at a purchase price of $1.00 per Share, for maximum proceeds to us of approximately $2,000,000. Our authorized capital stock consists of 40,000,000 shares of common stock (ordinary shares). As of July 25, 2016, we had 3,000,000 shares of common stock outstanding.

The following summary of the rights of our capital stock as provided in our articles of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation, as amended, and bylaws, which have been filed as exhibits to the offering statement of which this Offering Circular is a part.

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights. There are no sinking fund provisions applicable to our stock, and no shareholder has no liability for further calls or assessment by the Company. None of our shares of capital stock has any conversion rights. There are no restrictions on the alienability of our common stock, other than pursuant to federal and state securities laws.

Our articles of incorporation, as amended, do not include any provisions discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities of the Company, and no rights of holders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future to holders of our common stock. Any future determination to declare dividends for our common stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

There is presently no public market for our shares of Common Stock. We anticipate applying for quoting of our Common Stock on the OTCQB upon the effectiveness of the registration statement of which this prospectus forms apart. We can provide no assurance that our shares of Common Stock will be quoted on the OTCQB or, if quoted, that a public market will materialize.

Our intended transfer agent will be VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

(Page22)

(F-1)

BALANCE SHEET

Rounded figures	As of May 31, 2016	As of May 31, 2015

ASSETS

Current Assets
Cash	$ 9,910	$ 11,000
TOTAL CURRENT ASSETS	$ 9,910	$ 11,000

Non-Current Assets
Other Assets	$ 90	$ 0
TOTAL NON-CURRENT ASSETS	$ 90	$ 0

TOTAL ASSETS	$ 10,000	$ 11,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities	$ 0	$ 0
TOTAL LIABILITIES	$ 0	$ 0

Stockholders' equity	$ 10,000	$ 11,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 10,000	$ 11,000

(F-2)

STATEMENT OF INCOME & STOCKHOLDERS' EQUITY

Rounded figures	Year ended May 31, 2016	Year ended May 31, 2015

Revenue	$ 0	$ 0
General and administrative expenses	$ (1,000)	$ (1,000)
NET LOSS	$ (1,000)	$ (1,000)

Stockholders' equity at beginning of period	$ 11,000	$ 12,000

STOCKHOLDERS' EQUITY AT THE END OF PERIOD	$ 10,000	$ 11,000

(F-3)

STATEMENT OF CASH FLOWS

Rounded figures	Year ended May 31, 2016	Year ended May 31, 2015

Cash Flows From Operating Activities
Net Loss	$ (1,000)	$ (1,000)

Net Cash Used in Operations	$ (1,000)	$ (1,000)

Cash Flows from Investing Activities
Purchase of other assets	$ (90)

Net Cash Provided by Investing Activities	$ (90)	$ 0

Cash Flows from Financing Activities
Sale of Stock	$ 0	$ 12,000

Net Cash Provided by Financing Activities		$ 12,000

Net Increase (Decrease) in Cash	$ (1,090)	$ 11,000

Cash, Beginning of Year	$ 11,000	$ 12,000
Cash, End of Year	$ 9,910	$ 11,000

(F-4)

NOTES TO FINANCIAL STATEMENTS

May 31, 2016 and May 31, 2015

NOTE A - NATURE OF OPERATIONS

This summary of significant accounting policies of Equity One Net Invest Inc. ("Company") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles (GAAP) and have been consistently applied in the preparation of the financial statements.

Nature of Operations - The Company was incorporated on June 19, 2014 in the state of Oregon. The Company is engaged primarily in the advisory business as well as other businesses that are generally tied to the consulting business.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Method of Accounting - The Company presents its financial statements on the accrual basis of accounting in compliance with GAAP. Revenues are recognized when services are rendered and expenses realized when the obligation is incurred.

Cash and Cash Equivalents - For purposes of reporting cash flows, the Company considers all cash accounts which are subject to withdrawal restrictions or penalties, and highly liquid debt instruments purchased with a maturity of three months or less to be cash or cash equivalents. The Company measures the fair values of its assets and liabilities using the US GAAP hierarchy. The carrying amounts reported in the balance sheets for cash approximate fair values due to the short-term nature of these financial instruments.

Revenue Recognition - The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The Company will derive its revenues from providing advisory services. In fiscal year ended May 31, 2016 and fiscal year ended May 31, 2015 the Company had no revenues.

Other Non-Current Assets - Other non-current assets are stated at cost. Other non-current assets consist of the following as of:

Rounded figures	May 31, 2016	May 31, 2015
Other non-current assets	$ 90	$ 0.00

Total	$ 90	$ 0.00

Income Taxes - The Company accounts for income taxes under ASC 740, " Income Taxes " . Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were

(F-5)

recognized at May 31, 2016.

NOTE C - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company ´ s ability to continue as a going concern. Management believes that the Company ´ s capital requirements will depend on many factors including the success of the Company ´ s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE D - SHAREHOLDER EQUITY

Common Stock - The authorized common stock of the Company consists of 40,000,000 non par value shares. There were 3,000,000 shares of common stock issued and outstanding as of July 25, 2016.

Holders of shares of Common Stock are entitled to one vote for each share held to be used at all stockholders ´ meetings and for all purposes including the election of directors.

On June 19, 2014 the Company issued 3,000,000 of its no par value common stock totaling $12,000 to its founders.

NOTE E - SUBSEQUENT EVENTS

None

(F-6)

INDEX TO EXHIBITS

Exhibit No.	Description

2.1*	Certificate of Incorporation of Equity One Net Invest Inc.
2.2*	Bylaws of Equity One Net Invest Inc.
4.1*	(Online) Form of Subscription Agreement
11.1*	Consent of McAllister, Davis & Goldstein (New York) (included in Exhibit 12.1)
12.1*	Opinion of McAllister, Davis & Goldstein (New York)

* Filed previously.

(I-1)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on December 14, 2016.

Equity One Net Invest Inc.

By /s/ Philipp Oliver Bruns

Philipp Oliver Bruns

Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)

/s/ Philipp Oliver Bruns

Philipp Oliver Bruns

(Title)

Chief Executive Officer

(Date) December 14, 2016

(Signature)

/s/ Andreas Bruns

Andreas Bruns

(Title)

Chief Financial Officer

(Date) December 14, 2016

(S-1)